Exhibit 13.2

CERTIFICATIONS

In connection with the Annual Report of China Mobile Games and Entertainment Group Limited (the “Company”) on Form 20-F for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ken Fei Fu Chang, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 26, 2013

By:	/s/ Ken Fei Fu Chang
Name:	Ken Fei Fu Chang
Title:	Director and Chief Financial Officer